Calculation of Filing Fee Tables
S-3
Healthcare Realty Trust Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, $0.01 par value per share, of Healthcare Realty Trust Incorporated	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.01 par value per share, of Healthcare Realty Trust Incorporated	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants of Healthcare Realty Trust Incorporated	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities of Healthcare Realty Trust Incorporated	457(r)				0.0001381
Fees to be Paid	5	Debt	Guarantees of Debt Securities of Healthcare Realty Holdings, L.P.	457(r)				0.0001381
Fees to be Paid	6	Other	Units of Healthcare Realty Trust Incorporated	457(r)				0.0001381
Fees to be Paid	7	Debt	Debt Securities of Healthcare Realty Holdings, L.P.	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	8	Equity	Class A common stock, $0.01 par value per share, of Healthcare Realty Trust Incorporated	415(a)(6)			$ 250,000,000.00			S-3	333-273784	08/08/2023	$ 34,525.00
Carry Forward Securities	9	Equity	Class A common stock, $0.01 par value per share, of Healthcare Realty Trust Incorporated	415(a)(6)			$ 750,000,000.00			S-3	333-273784	08/08/2023	$ 81,825.00
			Total Offering Amounts:				$ 1,000,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a. An unspecified number of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Class A common stock, $0.01 par value per share (the "common stock"), of Healthcare Realty Trust Incorporated (the "Company") is being registered as may be issued from time to time upon conversion of any securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of common stock which may be issued with respect to such shares of common stock in connection with any stock split, stock dividend, reclassifications or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Note 1.b. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis.

[2]	See offering Note 1.

[3]	See offering Note 1. The warrants covered by this registration statement may be common stock warrants.

[4]	See offering Note 1.

[5]	See offering Note 1. No separate consideration will be received for guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby. The Company may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on any debt securities offered by Healthcare Realty Trust, L.P. offered pursuant to this registration statement.

[6]	See offering Note 1.

[7]	See offering Note 1.

[8]	The Company previously registered shares of common stock having an aggregate offering price of up to $750,000,000, offered by means of a prospectus supplement, dated March 5, 2021 (the "2021 Prospectus Supplement"), pursuant to the Company's Registration Statement on Form S-3 (File No. 333-253600), filed with the Securities and Exchange Commission on February 26, 2021 (the "2021 Registration Statement"). In connection with the filing of the 2021 Prospectus Supplement, the Company made a contemporaneous fee payment to the SEC in the amount of $81,825. All such shares remained unsold and were carried forward to the Company's Registration Statement on Form S-3 (File No. 333-273784), filed with the SEC on August 8, 2023 (the "2023 Registration Statement") pursuant to Rule 415(a)(6). On December 17, 2025, the Company registered shares of common stock having an aggregate offering price of up to $1,000,000,000, offered by means of a prospectus supplement, dated December 17, 2025 (the "2025 Prospectus Supplement"), pursuant to the 2023 Registration Statement, of which shares having an aggregate offering price of $750,000,000 represented unsold securities previously registered pursuant to the 2021 Prospectus Supplement and the 2021 Registration Statement. In connection with the filing of the 2025 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $34,525, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the 2025 Prospectus Supplement that were not unsold securities registered pursuant to the 2021 Prospectus Supplement and the 2021 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, securities with an aggregate offering price of $1,000,000,000 (collectively, the "Carry Forward Securities") are unsold securities previously registered on the 2023 Registration Statement, for which filing fees of $116,350, in the aggregate, were previously paid to the Securities and Exchange Commission on the dates described above and will continue to be applied to such Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2023 Registration Statement was deemed terminated as of the immediate effectiveness of this registration statement.

[9]	See offering Note 8.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date